Exhibit 99.1

Oplink Reports Second Quarter Fiscal Year 2012 Financial Results

Fremont, Calif., -- February 2, 2012 -- Oplink Communications, Inc. (Nasdaq: OPLK), a leading provider of design, integration and optical manufacturing solutions (OMS) for optical networking components, modules and subsystems, today reported its financial results for its second quarter of fiscal 2012, ended January 1, 2012.

Revenues for the second quarter were $43.3 million and GAAP net loss was $1.5 million, or $(0.08) per share. This compares to revenues of $43.4 million and GAAP net income of $1.2 million, or $0.06 per diluted share, reported in the prior quarter and revenues of $52.0 million and GAAP net income of $8.5 million, or $0.41 per diluted share, reported in the same period of the prior year.

Non-GAAP net income for the second quarter was $2.0 million, or $0.10 per diluted share, as compared to $3.1 million, or $0.15 per diluted share, reported in the prior quarter, and $10.7 million, or $0.52 per diluted share, reported in the same period of the prior year.  Non-GAAP results exclude the items described in the Reconciliation of GAAP Financial Measures to non-GAAP Financial Measures attached to this press release.

Oplink generated $3.8 million in cash from operations, after a $4 million payment to settle a patent lawsuit, and closed the quarter with cash, cash equivalents and short-term investments of $174.0 million.

"We are generally pleased with our results in the quarter, which were in line with our expectations," commented Joe Liu, Chairman and CEO of Oplink.  "Looking ahead, we still see a sluggish overall spending climate in the near term but we are encouraged by slightly improved order patterns. Over the long-term, we expect our investments in new and flexible network technologies to yield additional market share gains as the demand environment improves."

Business Outlook for the Quarter Ending April 1, 2012

For the quarter ending April 1, 2012, the Company expects to report revenues between $40 million and $43 million and GAAP net income per diluted share of approximately $0.01 to $0.07.  On a non-GAAP basis, excluding stock compensation, amortization of intangible assets and other non-cash or non-recurring charges, if any, the Company expects earnings per diluted share of approximately $0.07 to $0.13. GAAP and non-GAAP net income per diluted share for the quarter ending April 1, 2012 assume an effective tax rate of 41% and 36%, respectively

Conference Call Information

The Company will host a corresponding conference call and live webcast at 2:00 p.m. Pacific Time on February 2, 2012.  The conference call can be accessed by dialing 1-877-941-2068, or 1-480-629-9712 (outside the U.S. and Canada). A live webcast will be available on the Investors section of Oplink’s corporate website at www.oplink.com and via replay beginning approximately two hours after the completion of the call until Oplink’s announcement of its financial results for the next quarter. An audio replay of the call will also be available to investors beginning at approximately 5:00 p.m. Pacific Time on February 2, 2012 until 11:59 p.m. Pacific Time on February 10, 2012, by dialing 1-800-406-7325 or 1-303-590-3030 (outside the U.S. and Canada) and entering pass code 4505395#.

Non-GAAP Financial Measures

In this earnings release and during the earnings conference call and webcast as described above, Oplink will discuss certain non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. A reconciliation between non-GAAP and GAAP measures can be found in the accompanying tables.

Oplink believes that providing these non-GAAP measures to its investors provides investors the benefit of viewing Oplink's performance using the same financial metrics that the management team uses in making many key decisions and evaluating how Oplink's "core operating performance" and its results of operations may look in the future. Oplink defines "core operating performance" as its on-going performance in the ordinary course of its operations. Items that are non-recurring or do not involve cash expenditures, such as one-time tax benefits, impairment charges, restructuring charges, amortization of intangible assets, litigation settlement payments and non-cash compensation related to stock and options, are not included in Oplink's view of "core operating performance."

About Oplink

Incorporated in 1995, Oplink is a leading provider of design, integration and optical manufacturing solutions (OMS) for optical networking components, modules and subsystems. Oplink offers advanced and cost-effective optical-electrical components and subsystem manufacturing through its facilities in Zhuhai and Shanghai, China. In addition, Oplink maintains optical-centric front-end design, application, and customer service functions at its offices in Fremont and Woodland Hills, California and has research facilities in Zhuhai and Wuhan, China and Hsinchu Science-Based Industrial Park in Taiwan. Oplink's customers include telecommunications, data communications and cable TV equipment manufacturers around the globe. Oplink is committed to providing fully customized, photonic foundry services incorporating its subsystems manufacturing capabilities. To learn more about Oplink, visit its website at: http://www.oplink.com/.

Cautionary Statement

This press release contains forward-looking statements, including without limitation the statements under the heading "Business Outlook for the Quarter Ending April 1, 2012." These forward-looking statements involve risks and uncertainties that could cause Oplink's results to differ materially from those expressed or implied by such forward-looking statements, including the following risks and uncertainties: possible reductions in customer orders or delays in shipments of products to customers; potential effects from the flooding in Thailand, which may adversely affect our customers’ supply chains and result in delayed or cancelled orders for Oplink products; potential delays in introduction of new Oplink products; Oplink's reliance on a small number of customers for a substantial portion of its revenues; Oplink's reliance on third parties to supply critical components and materials for its products; intense competition in Oplink's target markets and potential pricing pressure that may arise from changing supply or demand conditions in the industry; the potential for a further downturn in the telecommunications industry or the overall economy in the United States or other parts of the world; and other risks detailed from time to time in Oplink's periodic reports filed with the Securities and Exchange Commission, including the Company's latest Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

The foregoing information represents Oplink's outlook only as of the date of this press release, and Oplink undertakes no obligation to update or revise any forward-looking statements, whether as a result of new developments or otherwise.

Investor Relations

Erica Abrams
415-217-5864
erica@blueshirtgroup.com

Matthew Hunt
415-489-2194
matt@blueshirtgroup.com

###

(TABLES TO FOLLOW)

OPLINK COMMUNICATIONS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
	January 1,	July 3,
	2012	2011
	(Unaudited)	(1)
ASSETS
Current assets:
Cash and cash equivalents	$53,527	$52,644
Short-term investments	120,467	134,089
Accounts receivable, net	33,834	34,880
Inventories	21,884	24,719
Prepaid expenses and other current assets	11,107	10,706
Deferred tax assets	14,537	15,171
Total current assets	255,356	272,209
Property, plant and equipment, net	41,576	36,863
Goodwill and intangible assets, net	1,902	2,948
Deferred tax assets	8,284	8,291
Other assets	1,264	493
Total assets	$308,382	$320,804

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$12,583	$11,549
Accrued liabilities and other current liabilities	12,778	12,041
Total current liabilities	25,361	23,590
Non-current liabilities	7,318	6,852
Total liabilities	32,679	30,442
Stockholders' equity	275,703	290,362
Total liabilities and stockholders’ equity	$308,382	$320,804

(1)	The July 3, 2011 condensed consolidated balance sheet has been derived from audited consolidated financial statements at that date.

OPLINK COMMUNICATIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
	Three Months Ended			Six Months Ended
	January 1,	October 2,	January 2,	January 1,	January 2,
	2012	2011	2011	2012	2011
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Revenues	$43,328	$43,377	$52,025	$86,705	$101,665
Cost of revenues	29,977	29,257	32,916	59,234	66,435
Gross profit	13,351	14,120	19,109	27,471	35,230
Operating expenses:
Research and development	5,049	4,975	3,992	10,024	7,391
Sales and marketing	2,508	2,588	2,482	5,096	4,940
General and administrative	6,344	2,609	1,895	8,953	3,763
Stock compensation expense	1,169	1,752	1,127	2,921	2,668
Amortization of intangible assets	166	316	451	482	902
Gain on sale/disposal of assets	(8)	(377)	(83)	(385)	(83)
Total operating expenses	15,228	11,863	9,864	27,091	19,581
(Loss) income from operations	(1,877)	2,257	9,245	380	15,649
Interest and other income, net	203	113	54	316	111
(Loss) income before provision for income taxes	(1,674)	2,370	9,299	696	15,760
Benefit (provision) for income taxes	181	(1,147)	(811)	(966)	(1,692)
Net (loss) income	$(1,493)	$1,223	$8,488	$(270)	$14,068

Net (loss) income per share:
Basic	$(0.08)	$0.06	$0.43	$(0.01)	$0.72
Diluted	$(0.08)	$0.06	$0.41	$(0.01)	$0.69

Shares used in per share calculation:
Basic	19,185	19,707	19,556	19,446	19,441
Diluted	19,185	20,349	20,602	19,446	20,463

RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES
(Unaudited, in thousands, except per share amounts)
	Three Months Ended			Six Months Ended
	January 1,	October 2,	January 2,	January 1,	January 2,
	2012	2011	2011	2012	2011
Reconciliation of GAAP net (loss) income to non-GAAP net income:
Net (loss) income, GAAP	$(1,493)	$1,223	$8,488	$(270)	14,068
Adjustments to measure non-GAAP:
Related to cost of revenues:
Stock compensation expense	89	109	102	198	219
Amortization of intangible assets	161	411	575	572	1,150
Total related to cost of revenues	250	520	677	770	1,369

Related to operating expenses:
Legal settlement	3,317	-	-	3,317	-
Stock compensation expense	1,169	1,752	1,127	2,921	2,668
Amortization of intangible assets	166	316	451	482	902
Total related to operating expenses	4,652	2,068	1,578	6,720	3,570

Tax effects on non-GAAP adjustments	(1,424)	(695)	-	(2,119)	-

Non-GAAP net income	$1,985	$3,116	$10,743	$5,101	$19,007

Net income per share, non-GAAP:
Basic	$0.10	$0.16	$0.55	$0.26	$0.98
Diluted	$0.10	$0.15	$0.52	$0.25	0.93

Shares used in per share calculation:
Basic	19,185	19,707	19,556	19,446	19,441
Diluted	19,716	20,349	20,602	20,075	20,463

Reconciliation of GAAP gross profit to non-GAAP gross profit:
GAAP gross profit	$13,351	$14,120	$19,109	$27,471	35,230
Stock compensation expense included in cost of revenues	89	109	102	198	219
Amortization of intangible assets included in cost of revenues	161	411	575	572	1,150
Non-GAAP gross profit	$13,601	$14,640	$19,786	$28,241	$36,599

GAAP gross margin rate	30.8%	32.6%	36.7%	31.7%	34.7%
Non-GAAP gross margin rate	31.4%	33.8%	38.0%	32.6%	36.0%

OPLINK COMMUNICATIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
	Six Months Ended
	January 1,	January 2,
	2012	2011
	(Unaudited)
Cash flows from operating activities:
Net (loss) income	$(270)	$14,068
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	3,007	2,709
Amortization of intangible assets	1,046	2,052
Stock compensation expense	3,118	2,887
Deferred income taxes	624	-
Gain on sale/disposal of assets	(385)	(83)
Other	207	475
Change in assets and liabilities	4,454	(9,139)
Net cash provided by operating activities	11,801	12,969

Cash flows from investing activities:
Net maturity of investments	13,684	20,308
Net purchases of property, plant and equipment	(5,415)	(3,802)
Purchase of cost investment	(200)	-
Net cash provided by investing activities	8,069	16,506

Cash flows from financing activities:
Proceeds from issuance of common stock	866	4,855
Repurchase of common stock	(19,703)	(6,534)
Net cash used in financing activities	(18,837)	(1,679)

Effect of exchange rate changes on cash and cash equivalents	(150)	206
Net increase in cash and cash equivalents	883	28,002
Cash and cash equivalents, beginning of period	52,644	40,711
Cash and cash equivalents, end of period	$53,527	$68,713